                                                              EXHIBIT 24.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed Form S-8 dated May 17, 1993, Form S-8 dated August 29, 1994 and Form S-3 dated November 17, 1995.



/s/ ARTHUR ANDERSEN LLP


Houston, Texas
May 16, 1996